Exhibit 99.1

GSI Commerce Reports Fiscal 2010 Second Quarter Operating Results

KING OF PRUSSIA, Pa.--(BUSINESS WIRE)--July 28, 2010--GSI Commerce Inc. (Nasdaq:GSIC) today announced its financial results for its fiscal second quarter ended July 3, 2010.

Fiscal 2010 Second Quarter Compared to Fiscal 2009 Second Quarter

  Net revenues were $264.2 million compared to $187.2 million.
  Loss from operations was $22.6 million compared to $12.3 million.
  Non-GAAP income from operations was $11.8 million compared to $9.3 million.
  Net loss was $25.7 million or $0.41 per share compared to net loss of $13.1 million or $0.27 per share.
  Trailing 12 month income from operations was $1.5 million compared to a loss from operations of $0.8 million.
  Trailing 12 month non-GAAP income from operations was $117.0 million compared to $93.0 million.
  Trailing 12 month cash flow from operating activities was $114.8 million compared to $83.8 million.
  Trailing 12 month free cash flow was $55.5 million compared to $38.5 million.

The definitions of non-GAAP income from operations, free cash flow, and a discussion of the importance of these non-GAAP financial metrics to GSI’s business can be found under “Non-GAAP Financial Measures” provided later in this news release.

“GSI continued to deliver excellent results with net revenues up 41% and non-GAAP income from operations up 28% in the second quarter. Comparable store sales growth within our e-commerce segment was strong again, up 19%, and revenue growth in marketing services remained impressive, up 55%. Rue La La site sales nearly doubled from last year, increased sequentially versus the first quarter and also increased against the seasonally important fourth quarter. In addition to the solid financial results, GSI made significant progress in other areas, including several M&A transactions that add important new capabilities to GSI’s suite of products and services and making notable progress on ShopRunner, our new start-up business within the Consumer Engagement segment,” said Michael G. Rubin, chairman and CEO of GSI.

Fiscal 2010 Third Quarter and Year Guidance

The following forward-looking statements reflect GSI’s expectations as of today. Given the risk factors discussed in our forward-looking statements disclosure and in our public reports, actual results may differ materially.

The company provides the following guidance for fiscal 2010 third quarter:

  Net revenues are expected to be $280 million.
  Loss from operations is expected to be $25.8 million.
  Non-GAAP income from operations is expected to be $10.0 million. (a)

(a)	The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations. Add to projected GAAP loss from operations of approximately $25.8 million the following: depreciation of $16.8 million, acquisition-related amortization of $5.7 million, changes in fair value of deferred acquisition payments of $2.1 million, stock-based compensation of $7.8 million and acquisition-related expenses of $3.4 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation.

The company provides the following guidance for fiscal year 2010:

  Net Revenues are expected to be $1.3 billion
  Loss from operations is expected to be $0.9 million.
  Non-GAAP income from operations is expected to be $135.0 million.(b)
  Capital expenditures are expected to be in a range of $60.0 million to $65 million, which includes expenditures related to recent acquisitions, and $2.0 million of integration-related capital.
(b)	The following is a reconciliation of GAAP loss from operations to non-GAAP income from operations. Add to projected GAAP loss from operations of approximately $0.9 million the following: depreciation of $64.3 million, acquisition-related amortization of $20.2 million, changes in fair value of deferred acquisition payments of $8.3 million, stock-based compensation of $30.3 million and acquisition-related expenses of $12.8 million including transaction, due diligence and integration expenses, non-cash inventory valuation adjustments, and the cash portion of any acquisition earn-out payments recorded as compensation expense.

Conference Call Today

GSI has scheduled a conference call for 4:45 p.m. EDT today to discuss the company’s fiscal 2010 second quarter operating results and its expectations for future performance.

Live Conference Access:

  Phone – Dial 1-888-713-4215, passcode 68356144 by 4:30 p.m. EDT on July 28, 2010. For quicker access to the audio conference call the day of the event, investors can pre-register for the conference call by going to: https://www.theconferencingservice.com/prereg/key.process?key=PDTTXQXM3

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=3135045, or go to http://www.streetevents.com, where the conference call will be broadcast live. Please allow at least 15 minutes to register, download and install any necessary audio software.

Conference Replays:

Web – Go to Investor Conference Calls on the GSI Commerce Web site at http://www.gsicommerce.com/investors/presentation_conference_call.php and click on the link provided, or go directly to http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=66459&eventID=3135045. Access will remain available through August 28, 2010.

Non-GAAP Financial Measures

GSI’s consolidated financial statements are prepared and presented in accordance with GAAP. To supplement our consolidated financial statements, in this release and on the conference call, we use the non-GAAP financial measures of non-GAAP income from operations and free cash flow. We also discuss certain ratios that use those measures. The non-GAAP measures and ratios presented are not intended to be considered in isolation of, as a substitute for, or superior to our GAAP financial information. We have included reconciliations later in this release of the non-GAAP measures to the nearest GAAP measure.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate our performance. In our opinion, these non-GAAP measures provide meaningful supplemental information regarding our performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by institutional investors and the analyst community to help them analyze the health of our business. These measures may be different from non-GAAP measures used by other companies.

Non-GAAP income from operations. We define non-GAAP income from operations as income from operations excluding stock-based compensation, depreciation and amortization expenses, and the following expenses relating to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense and changes in fair value of deferred acquisition payments. We consider non-GAAP income from operations to be a useful metric for management and investors because it excludes certain non-cash and non-operating items. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when valuing equity awards under ASC 718 / SFAS 123R, we believe that viewing income from operations excluding stock-based compensation expense allows investors to make meaningful comparisons between our operating performance and those of other businesses. Because we are growing our business and operate in an emerging and changing industry, we believe that our level of capital expenditures and consequently the level of depreciation and amortization expense relative to our revenues could be meaningfully greater today than it will be over time. As a result, we believe it is useful supplemental information to view income from operations excluding depreciation and amortization expense as it provides a potential indicator of the future operating margin potential of the business. We believe the exclusion of the following acquisition-related expenses permits evaluation and a comparison of results for on-going business operations, and it is on this basis that management internally assesses the company's performance: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any acquisition earn-out payments recorded as compensation expense, and changes in fair value of deferred acquisition payments.

Free cash flow. We define free cash flow as net cash provided by operating activities minus cash paid for fixed assets, including internal use software. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, including information technology infrastructure, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to the operating results of comparable companies. A limitation of using free cash flow as a means for evaluating our performance is that free cash flow reflects changes in working capital which is impacted by short-term changes in cash flow and the seasonality of our business which may not be indicative of long-term performance. Another limitation of free cash flow is that it excludes fixed assets purchased and placed in service, but not paid for during the applicable period. Our management compensates for this limitation by providing supplemental information about capital expenditures accrued, but not paid for during the applicable periods on the face of the cash flow statement in our Forms 10-K and 10-Q.

About GSI Commerce

GSI Commerce® is a leading provider of services that enable e-commerce, multichannel retailing and interactive marketing for large, business-to-consumer (b2c) enterprises in the U.S. and internationally. GSI delivers customized solutions through an e-commerce platform, which is comprised of technology, fulfillment and customer care and is available on a modular basis or as part of an integrated, end-to-end solution. The company offers a full suite of interactive marketing services through two divisions, TrueAction™ and e-Dialog. Additionally, GSI provides brands and retailers a platform for online private sales through RueLaLa.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include: the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate; changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients; the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and to timely and successfully enhance, develop and maintain its product and service offerings, and to execute operationally; the ability of GSI Commerce to attract and retain qualified personnel; and the ability of GSI Commerce to successfully integrate acquisitions of other businesses; and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	January 2,	July 3,
	2010	2010

ASSETS
Current assets:
Cash and cash equivalents	$228,430	$63,660
Accounts receivable, net	70,582	61,078
Inventory	55,678	61,945
Deferred tax assets	12,347	15,484
Prepaid expenses and other current assets	13,187	15,155
Total current assets	380,224	217,322

Property and equipment, net	163,329	172,981
Goodwill	373,003	395,541
Intangible assets, net	132,875	154,614
Long-term deferred tax assets	-	10,925
Other assets, net	12,417	30,667
Total assets	$1,061,848	$982,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$126,914	$70,107
Accrued expenses	150,173	114,194
Deferred revenue	20,645	21,026
Convertible notes	55,443	-
Current portion - long-term debt	5,260	7,529
Total current liabilities	358,435	212,856

Convertible notes	116,948	120,102
Long-term debt	28,142	27,138
Deferred acquisition payments	63,763	67,161
Deferred tax liabilities	8,534	-
Deferred revenue and other long-term liabilities	9,686	9,447
Total liabilities	585,508	436,704

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares - 5,000
Issued and outstanding shares - none	-	-
Common stock, $0.01 par value:
Authorized shares - 90,000 and 180,000
Issued and outstanding shares - 60,033 and 66,327	600	663
Additional paid in capital	642,852	747,160
Accumulated other comprehensive loss	(1,498)	(3,007)
Accumulated deficit	(165,614)	(199,470)
Total stockholders' equity	476,340	545,346

Total liabilities and stockholders’ equity	$1,061,848	$982,050

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 4,	July 3,	July 4,	July 3,
	2009	2010	2009	2010

Revenues:
Net revenues from product sales	$91,192	$146,154	$197,383	$305,429
Service fee revenues	95,989	118,075	186,273	231,391

Net revenues	187,181	264,229	383,656	536,820

Costs and expenses (1):
Cost of revenues from product sales	70,442	107,452	149,797	224,926
Marketing	7,054	7,702	17,915	18,509
Account management and operations	59,055	79,295	116,796	156,989
Product development	28,101	42,062	56,475	76,379
General and administrative	19,527	27,689	38,804	52,087
Depreciation and amortization	15,279	20,575	30,680	39,335
Changes in fair value of deferred acquisition payments	-	2,074	-	4,148

Total costs and expenses	199,458	286,849	410,467	572,373

Loss from operations	(12,277)	(22,620)	(26,811)	(35,553)

Other (income) expense:
Interest expense	4,759	4,739	9,555	9,947
Interest income	(54)	(71)	(205)	(305)
Other (income) expense	(394)	938	(165)	1,412

Total other expense	4,311	5,606	9,185	11,054

Loss before income taxes	(16,588)	(28,226)	(35,996)	(46,607)
Benefit for income taxes	(3,475)	(2,495)	(10,773)	(12,751)

Net loss	$(13,113)	$(25,731)	$(25,223)	$(33,856)

Basic and diluted loss per share	$(0.27)	$(0.41)	$(0.52)	$(0.55)

Weighted average shares outstanding - basic and diluted	48,681	63,286	48,304	61,866

(1) Includes stock-based compensation as follows:
Account management and operations	$2,394	$3,422	$4,650	$5,868
Product development	$1,185	$1,759	$2,636	$3,628
General and administrative	$2,513	$2,558	$5,760	$5,174

GSI COMMERCE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	July 4,	July 3,
	2009	2010

Cash Flows from Operating Activities:
Net loss	$(25,223)	$(33,856)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	25,821	30,252
Amortization	4,859	9,083
Amortization of discount on convertible notes	5,092	5,180
Changes in fair value of deferred acquisition payments	-	4,148
Stock-based compensation	13,046	14,670
Foreign currency transaction (gains) losses	(153)	1,414
Deferred income taxes	(10,737)	(13,812)
Changes in operating assets and liabilities:
Accounts receivable, net	28,156	12,701
Inventory	5,721	(6,267)
Prepaid expenses and other current assets	(923)	(1,263)
Other assets, net	1,824	352
Accounts payable and accrued expenses	(97,290)	(95,832)
Deferred revenue	155	(1,817)

Net cash used in operating activities	(49,652)	(75,047)

Cash Flows from Investing Activities:
Payments for acquisitions of businesses, net of cash acquired	(2,273)	(47,355)
Cash paid for property and equipment, including internal use software	(17,929)	(34,298)
Purchase of investments	-	(18,391)
Release from restricted cash escrow funds	1,052	-

Net cash used in investing activities	(19,150)	(100,044)

Cash Flows from Financing Activities:
Debt issuance costs paid	(42)	(887)
Repayments of capital lease obligations	(2,353)	(2,912)
Repayments of mortgage note	(91)	(97)
Excess tax benefit in connection with exercise of stock options and awards	-	978
Proceeds from exercise of common stock options	522	14,675

Net cash provided by (used in) financing activities	(1,964)	11,757

Effect of exchange rate changes on cash and cash equivalents	284	(1,436)

Net decrease in cash and cash equivalents	(70,482)	(164,770)
Cash and cash equivalents, beginning of period	130,315	228,430

Cash and cash equivalents, end of period	$59,833	$63,660

GSI COMMERCE, INC. AND SUBSIDIARIES
NON-GAAP INCOME FROM OPERATIONS AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 4,	July 3,	July 4,	July 3,	July 4,	July 3,
	2009	2010	2009	2010	2009	2010
Reconciliation of GAAP (loss) income from operations to non-GAAP income from operations:
GAAP (loss) income from operations	$(12,277)	$(22,620)	$(26,811)	$(35,553)	$(822)	$1,524

Acquisition related integration, transaction, due diligence expenses, inventory valuation adjustments, and the cash portion of deferred acquisition payments recorded as compensation expense	165	4,046	1,624	6,593	4,188	11,976
Stock-based compensation	6,092	7,738	13,046	14,670	23,457	26,386
Depreciation and amortization (1)	15,279	20,575	30,680	39,335	66,198	72,050
Changes in fair value of deferred acquisition payments	-	2,074	-	4,148	-	5,099

Non-GAAP income from operations	$9,259	$11,813	$18,539	$29,193	$93,021	$117,035

GAAP (loss) income from operations as a percentage of GAAP net revenues	(6.6%)	(8.6%)	(7.0%)	(6.6%)	(0.1%)	0.1%

Non-GAAP income from operations as a percentage of GAAP net revenues	4.9%	4.5%	4.8%	5.4%	9.7%	10.1%

(1) Includes amortization expense of acquisition related intangibles of $4,959, $9,064 and $14,824 for the three-, six-, and twelve-months ended July 3, 2010 and $2,514, $4,962, and $12,728 for the three-, six-, and twelve-months ended July 4, 2009.

GSI COMMERCE, INC. AND SUBSIDIARIES
FREE CASH FLOW AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Twelve Months Ended
	July 4,	July 3,
	2009	2010
Reconciliation of GAAP operating cash flow to free cash flow:
GAAP cash flow from operating activities	$83,782	$114,829

Cash paid for property and equipment, including internal use software	(45,243)	(59,376)

Free cash flow	$38,539	$55,453

GSI COMMERCE, INC. AND SUBSIDIARIES
RESULTS BY SEGMENT
(In thousands)
(Unaudited)

	Three Months Ended July 4, 2009
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$163,770	$28,486	$-	$(5,075)	$187,181

Segment costs and expenses (1)	160,843	22,154	-	(5,075)	177,922

Segment profit	$2,927	$6,332	$-	$-	$9,259

	Three Months Ended July 3, 2010
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$187,872	$44,040	$51,686	$(19,369)	$264,229

Segment costs and expenses (1)	181,959	35,735	54,091	(19,369)	252,416

Segment profit (loss)	$5,913	$8,305	$(2,405)	$-	$11,813

	Six Months Ended July 4, 2009
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$342,280	$53,608	$-	$(12,232)	$383,656

Segment costs and expenses (1)	334,242	43,107	-	(12,232)	365,117

Segment profit	$8,038	$10,501	$-	$-	$18,539

	Six Months Ended July 3, 2010
	E-Commerce	Marketing	Consumer	Intersegment
	Services	Services	Engagement	Eliminations	Consolidated

Net revenues	$389,244	$82,411	$96,139	$(30,974)	$536,820

Segment costs and expenses (1)	374,123	64,775	99,703	(30,974)	507,627

Segment profit (loss)	$15,121	$17,636	$(3,564)	$-	$29,193

(1) Segment costs and expenses are GAAP costs and expenses before stock-based compensation expenses, depreciation and amortization expenses, and the following expenses related to acquisitions: transaction expenses, due diligence expenses, integration expenses, non-cash inventory valuation adjustments, the cash portion of any deferred acquisition payments recorded as compensation expense and changes in fair value of deferred acquisitions payments.

CONTACT:
GSI Commerce, Inc.
Steve Somers, CFA
Sr. Director, Corporate Development, Investor Relations & Treasury
610-491-7068
ir@gsicommerce.com